EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65584 of Natus Medical Incorporated and subsidiaries on Form S-8 of our report dated February 18, 2003 appearing in this Annual Report on Form 10-K of Natus Medical Incorporated and subsidiaries for the year ended December 31, 2003.

/s/    Deloitte & Touche LLP

San Francisco, California

April 5, 2004